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                  [PRICE WATERHOUSE LLP CHICAGO LETTERHEAD]


                                                                   EXHIBIT 23.2


December 30, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We are aware that Baxter International Inc. has included our reports dated May 14, 1996, August 13, 1996 and November 11, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of this Registration Statement on Form S-3. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,




Price Waterhouse LLP